Exhibit 3.13

ARTICLES OF INCORPORATION

OF

Sbarro of Virginia, Inc.

We hereby associate to form a stock corporation under the provisions of Chapter 9 of Title 13.1 of the Code of Virginia (1950) as amended, and to that end set forth the following:

ARTICLE I

The name of the Corporation is:

Sbarro of Virginia, Inc.

ARTICLE II

The nature of the business and the objects and purposes to be transacted, promoted or carried on by the Corporation, are:

(1) to engage in any lawful act or activity for which corporations may be organized under the laws of the Commonwealth of Virginia. The foregoing clause shall be construed as both an objects and powers clause and is to be construed so as to enable the Corporation to engage in any and all types of business not prohibited by law.

ARTICLE III

The Corporation shall have authority to issue 1,000 shares of common stock at $1.00 par value per share.

ARTICLE IV

The initial registered office shall be located at 2009 N. 14th Street, Suite 105, Arlington, Virginia 22201, in the County of Arlington, Virginia. The initial registered agent shall be Raymond B. Benzinger, who is a resident of Virginia and who is a member of the Virginia State Bar, and whose business office is the same as the registered office of the corporation.

transaction and each and every person who may become a Director of the Corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with this Corporation for the benefit of himself or any firm or corporation in which he may be in anyway interested.

ARTICLE IX

The Corporation shall have the right to indemnify officers, directors, employees and agents as provided in Title 13.1, Section 697 of the Code of Virginia (1950) as amended.

IN WITNESS WHEREOF, I, the undersigned have made, signed, sealed, and acknowledged these Articles of Incorporation, this 9th day of January 1987.

/s/ Raymond B. Benzinger	(SEAL)
Raymond B. Benzinger
Incorporator

STATE OF VIRGINIA

COUNTY OF ARLINGTON, to-wit:

I, Warren N. Chapman, a Notary Public in and for the County aforesaid in the State of Virginia, do hereby certify that Raymond B. Benzinger, known to me to be the same, whose name is signed to the foregoing Articles of Incorporation bearing date on the 9th day of January, 1987, has personally appeared before me in my County aforesaid and acknowledged the same.

GIVEN under my hand this 9th day of January, 1987.

/s/ Warren N. Chapman
NOTARY PUBLIC

My commission expires: 11/6/88.

ARTICLE V

The duration of the Corporation shall be perpetual.

ARTICLE VI

The number of Directors constituting the initial Beard of Directors is five (5). They are:

Mario Sbarro

Horse Shoe Road

Mill Neck, NY 11765

Anthony Sbarro

241 Asharoken Ave.

Northport, NY 11763

Joseph Sbarro

8 Sands Light Road

Sands Point, NY 11050

Harold Kestenbaum

52 Hedgerow Lane

Jericho, NY 11753

Bernard Zimmerman

18 High Meadow Road

Weston, CT 06883

ARTICLE VII

The Corporation reserves the right to amend, alter, change or repeal any portion contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

ARTICLE VIII

No contract or other transaction of the Corporation with any other person, firm or corporation in which this Corporation is interested shall be affected or invalidated by (1) the fact that any one or all of the Directors of this Corporation is interested in or is a director or officer of another corporation; and (2) the fact that any Director, individually or jointly with others, may be a party to or may be interested in any such contract or

CIS090

297889

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

January 14, 1987

CERTIFICATE OF INCORPORATION

The State Corporation Commission has found the accompanying articles submitted on behalf of

SBARRO OF VIRGINIA, INC.

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ordered that this

CERTIFICATE OF INCORPORATION

be issued, and admitted to record with the articles in this office of the Commission, effective January 14, 1987.

This order and its accompanying articles will be forwarded for filing in the office of the Clerk of the Circuit Court of Arlington County following admission to the records of the Commission.

STATE CORPORATION COMMISSION

By	/s/ Elizabeth B. Lacy
Commissioner